Exhibit 21

Subsidiaries of Air Products and Chemicals, Inc.

UNITED STATES
All companies are incorporated in the State of Delaware unless otherwise indicated.

Registrant -- Air Products and Chemicals, Inc.
Air Products and Chemicals, Inc. of Utah (Utah)
Air Products Advanced Materials LLC
Air Products Asia, Inc.
Air Products Caribbean Holdings, Inc.
Air Products China, Inc.
Air Products Energy Enterprises, L.P.
Air Products Energy Holdings, Inc.
Air Products Europe, Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products International LLC
Air Products LLC
Air Products Manufacturing Corporation
Air Products Trinidad Services, Inc.
APCI (U.K.), Inc.
APCI Ref-Fuel Company
EPCO Carbon Dioxide Products, Inc. (Illinois)
Gardner Cryogenics (Pennsylvania)
Harvest Energy Technologies (California)
Indura Holdings Colombia, LLC
Olin DNT Limited Partnership
Permea Inc.
Procal
Prodair Corporation
Pure Air Holdings Corp.
Pure Air on the Lake (I), Inc.
Pure Air on the Lake (IV), Inc.
Pure Air on the Lake, Limited Partnership
SCWC Corp.
Stockton CoGen (I), Inc.
Stravinsky Investments LLC
The Former SR Manufacturers Inc.

ARGENTINA
Indura Argentina S.A.

AUSTRIA
Air Products Gesellschaft mbH

BELGIUM
Air Products Management S.A.
Air Products S.A.
Napro S.A.

BERMUDA
Asia Industrial Gas Company Ltd.

BRAZIL
Air Products Brasil Ltda.

CANADA
Air Products Canada Ltd./Prodair Canada Ltee

Exhibit 21

CHILE
Asesoria, Ingenieria e Inspecciones, Ltda
American Shoe S.A.
Centro Técnico Indura Limitada
Garmendia Macus S.A.
Inacui Transportes S.A.
Indura Inversiones Limitada
Indura S.A.
Indura Sociedad Comercial Limitada
Indura Soldaduras Continuas Limitada
Inversiones Air Products Chile Limitada
Inversiones Air Products Holdings Limitada
M y H Comercial e Industrial Limitada
Oxigeno Medicinal Domiciliario Limitada
Servicios Indura Limitada

CHINA
Air Products (Cangzhou) Co., Ltd.
Air Products (Changsha) Co., Ltd.
Air Products (Chongqing) Chem-Materials Co., Ltd.
Air Products (Dongguan) Gases Co., Ltd.
Air Products (Guangzhou) Electronics Gases Co., Ltd.
Air Products (Hangjin Qi) Co., Ltd.
Air Products (Hong Kong) Co., Ltd.
Air Products (Jiangxi) Co., Ltd.
Air Products (Jincheng) Co., Ltd.
Air Products (Jinjiang) Electronics Gases Co., Ltd.
Air Products (Kunshan) Gases Co., Ltd.
Air Products (Linfen) Co., Ltd.
Air Products (Nanjing) Electronics Gases Co., Ltd.
Air Products (Ningbo) Hi-Tech Gases Co., Ltd.
Air Products (Shenyang) Gases Co., Ltd.
Air Products (Xia’men) Electronics Gases Co., Ltd.
Air Products (Xi'an) Gases Co., Ltd
Air Products (Zhongshan) Gases Co., Ltd
Air Products and Chemicals (Banan) Gases Co., Ltd.
Air Products and Chemicals (Beijing) Distribution Co., Ltd.
Air Products and Chemicals (Changxing) Co., Ltd.
Air Products and Chemicals (Changzhou) Co., Ltd.
Air Products and Chemicals (Chengdu) Co., Ltd.
Air Products and Chemicals (China) Investment Co. Ltd.
Air Products and Chemicals (Chongqing) Co., Ltd.
Air Products and Chemicals (Dalian) Co., Ltd.
Air Products and Chemicals (Fuzhou) Co., Ltd.
Air Products and Chemicals (Guangzhou) Co., Ltd.
Air Products and Chemicals (Guiyang) Co., Ltd.
Air Products and Chemicals (Hefei) Co., Ltd.
Air Products & Chemicals (Jiyuan) Onsite Gases Co., Ltd.
Air Products and Chemicals (Nanjing) Co., Ltd.
Air Products and Chemicals (Nanjing) Gases Co., Ltd.
Air Products and Chemicals (Pengzhou) Co., Ltd.
Air Products and Chemicals (Putian) Co., Ltd.
Air Products and Chemicals (Qingdao) Co., Ltd.
Air Products and Chemicals (Shaanxi) Co., Ltd.
Air Products and Chemicals (Shaanxi Pucheng) Co., Ltd.
Air Products and Chemicals (Shanghai) Co., Ltd.
Air Products and Chemicals (Shanghai) Electronics Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Production Co., Ltd.
Air Products and Chemicals (Shanghai) On-Site Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Systems Co. Ltd.
Air Products and Chemicals (Shangluo) Co., Ltd.

Exhibit 21

Air Products and Chemicals (Shenzhen) Co., Ltd.
Air Products and Chemicals (Shenzhen) Gases Co., Ltd.
Air Products and Chemicals (Tangshan) Co., Ltd.
Air Products and Chemicals (Tianjin) Co., Ltd.
Air Products and Chemicals (Tongxiang) Co., Ltd.
Air Products and Chemicals (WuXi) Gases Co., Ltd.
Air Products and Chemicals (WuXi) Co., Ltd.
Air Products and Chemicals (Xi’an) Co., Ltd.
Air Products and Chemicals (Xingtai) Co., Ltd.
Air Products and Chemicals (Xinxiang) Co., Ltd.
Air Products and Chemicals (Zhangjiagang) Co., Ltd.
Air Products and Chemicals (Zhuhai) Co., Ltd.
Air Products and Chemicals (Zibo) Co., Ltd.
Air Products and Chemicals (Yulin) Co., Ltd.
Air Products and Chemicals Tech Development (Beijing) Co., Ltd.
Air Products Huadong (Longkou) Co., Ltd.
Beijing AP BAIF Gas Industry Co., Ltd.
Permea China, Ltd.

COLUMBIA

Gases Industriales de Columbia S.A. - Cryogas
Ingenieria en Redes de Gases S.A. - Gasproject S.A.

CZECH REPUBLIC
Air Products spol s.r.o.

ECUADOR
Indura Ecuador S.A.

EGYPT
Air Products Gases S.A.E.

FRANCE
Air Products SAS
Lida SAS
Prodair et Cie S.C.S.
Prodair S.A.S.
SAGA SAS
Union Mobiliere Industrielle S.A.R.L.

GERMANY
Air Products GmbH
Air Products Holdings GmbH

INDIA
Prodair Air Products India Private Limited

INDONESIA
PT Air Products Indonesia

IRELAND
Air Products Ireland Limited

ISRAEL
Air Products Israel Ltd.

ITALY
Air Products Italia S.r.l.

Exhibit 21

JAPAN
Air Products Japan, Inc.
Air Products Japan K.K.

KOREA
Air Products Korea Inc.

MALAYSIA
Air Products Malaysia Sdn Bhd
Air Products Shared Services Sdn. Bhd
Air Products Specialized Process Equipment SDN

MEXICO
Air Products and Chemicals de Mexico, S.A. de C.V.

MIDDLE EAST
Air Products Bahrain W.L.L
Air Products Emirates Gas LLC
Air Products Gulf Gas LLC
Air Products Middle East FZE

THE NETHERLANDS
Air Products Holdings B.V.
Air Products Investments B.V.
Air Products Leasing B.V.
Air Products Nederland B.V.
Air Products (Rozenburg) B.V.

NIGERIA
Prodair Escravos Limited

NORWAY
Air Products A/S

PERU
Indura Peru S.A.
Air Products Peru S.A.

POLAND
Air Products Sp. z.o.o.
STP & DIN Chemicals Sp. z o.o.

PORTUGAL
Gasin II Unipessoal LDA

RUSSIA
Air Products O.O.O.
Air Products Gas O.O.O.

SINGAPORE
Air Products and Chemicals (S) Pte. Ltd.
Air Products Singapore Industrial Gases Pte. Ltd.

SLOVAKIA
Air Products Slovakia s.r.o.

SPAIN
Air Products Iberica, S.L.
Air Products Services Europe, S.A.

Exhibit 21

Carburos Via Augusta Logistics, S.L.
Contse, S.A.U.
Matgas 2000 A.I.E.
Oxigenol, S.A.
Sociedad Espanola de Carburos Metalicos S.A.
Vitalox Industrial S.L.U.

SWITZERLAND
Air Products Switzerland Sàrl

TAIWAN
Air Products San Fu Co., Ltd.
Air Products Taiwan Holdings Co., Ltd.

TRINIDAD AND TOBAGO
Air Products Unlimited

UNITED KINGDOM
Air Products (BR) Limited
Air Products (Chemicals) Teesside Limited
Air Products Group Limited
Air Products PLC
Air Products Renewable Energy Limited
Air Products Yanbu Limited
Cryoservice Limited
Dixons of Westerhope
Gas Direct Limited
Prodair Services Limited